UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 21, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 21, 2009, Facet Biotech Corporation (“Facet”) issued a press release in response to the commencement of a tender offer by Biogen Idec Inc. (“Biogen”).  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This communication has been made public by Facet.  Investors are urged to read Facet’s Solicitation/Recommendation Statement on Schedule 14D-9 when it is filed by Facet with the U.S. Securities and Exchange Commission (the “SEC”), as it will contain important information.  The Solicitation/Recommendation Statement (if and when it becomes available), and other public filings made from time to time by Facet with the SEC which are related to the proposed offer by Biogen, are available without charge at the SEC’s website at www.sec.gov and at Facet’s website at www.facetbiotech.com.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued September 21, 2009 by Facet Biotech Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary